EXHIBIT 23.1


                    CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 3, 1998, accompanying the consolidated financial statements of Texas International Aviation, Inc. contained in the 8-K dated July 31, 1998 of Pentacon, Inc. We hereby consent to the incorporation by references of said report in the Registration Statements of Pentacon, Inc. on Form S-8 (File No. 333-48913, effective March 30, 1998) and on Form S-1 (File No. 333-49809, effective April 9, 1998).

                                              Grant Thornton  LLP

Dallas, Texas
September 28, 1998